Exhibit 99.1


FOR IMMEDIATE RELEASE         Contact:    William C. McCartney
---------------------                     Chief Financial Officer

                                          Telephone: (978) 688-1811
                                          Fax: (978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2006 RESULTS

      North Andover, MA...October 31, 2006. Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the third quarter ended October 1, 2006. Sales were $325,137,000, an increase of $92,408,000, or 40%, compared to the third quarter of 2005. Net income for the third quarter of 2006 was $18,187,000, or $0.55 per share, which includes a loss from discontinued operations of $3,137,000, or ($0.09) per share, compared to net income of $13,368,000, or $0.40 per share, which included a loss from discontinued operations of $71,000, for the third quarter of 2005. Income from continuing operations for the third quarter of 2006 increased by $7,885,000, or 59%, to $21,324,000, or $0.65 per
share, compared to income from continuing operations for the third quarter of 2005 of $13,439,000, or $0.41 per share.

      Sales for the first nine months of 2006 were $900,262,000, an increase of $220,323,000, or 32%, compared to the first nine months of 2005. Net income for the first nine months of 2006 was $55,596,000, or $1.68 per share, which includes a loss from discontinued operations of $3,358,000, or ($0.10) per share, versus net income of $39,639,000, or $1.20 per share, which included a loss from discontinued operations of $185,000, or ($0.01) per share, for the first nine months of 2005. Income from continuing operations for the first nine months of 2006 increased by $19,130,000, or 48%, to $58,954,000, or $1.79 per
share, compared to income from continuing operations for the first nine months of 2005 of $39,824,000, or $1.21 per share.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "The Company achieved record results in both sales and earnings during the quarter. All segments contributed to the results, which were primarily due to acquisitions and internal growth. The sales increase was achieved through contributions from acquired companies of $55,573,000, or 24%, internal growth of $31,948,000, or 14%, and, to a lesser extent, from favorable changes in foreign exchange rates of $4,887,000, or 2%. Acquired growth was primarily attributable to the December 2005 acquisitions of Core Industries Inc. (which included the FEBCO, Mueller Steam Specialty and Polyjet Valves product lines) and Dormont Manufacturing Company and the May 2006 acquisition of ATS Expansion Group.

      "Sales in our North American segment increased for the third quarter of 2006 by $51,740,000, or 32%, to $211,769,000 compared to $160,029,000 for the third quarter of 2005. This increase was achieved through the inclusion of acquired company sales of $33,348,000, or 21%, internal sales growth of $17,447,000, or 11%, and, to a lesser extent, from favorable foreign exchange rates of $945,000 associated with the strengthening of the Canadian dollar versus the U.S. dollar.

      "Internal sales in our North American wholesale market increased 14% over the third quarter of 2005. This increase was primarily due to price increases implemented to cover increases in the costs of copper and other raw materials, and increased unit sales of our plumbing and heating and backflow products. Internal growth in our North American home improvement retail market was 2% for the third quarter of 2006 over the third quarter of 2005. This increase is primarily due to price increases in certain product lines.

      "We derived 31% of our total sales for the third quarter of 2006 from our European segment. European sales increased $35,883,000, or 55%, to $101,437,000 compared to $65,554,000 for the third quarter of 2005. This increase was achieved through the inclusion of acquired company sales totaling $17,848,000, or 27%, internal growth of $14,239,000, or 22%, and a favorable foreign exchange movement associated with the strengthening of the euro versus the US dollar of $3,796,000, or 6%. Our internal growth in Europe was broad-based with most markets and channels showing improvement. Sales growth in our German OEM and wholesale markets was particularly strong in the third quarter.

      "China's segment sales in the third quarter of 2006 increased $4,785,000, or 67%, to $11,931,000 compared to the third quarter of 2005. This increase was achieved through the inclusion of acquired company sales totaling $4,377,000, or 61%, internal growth of $262,000, or 4%, and favorable foreign exchange rates associated with the yuan strengthening against the U.S. dollar of $146,000, or 2%."

      Mr. O'Keefe concluded, "Our operating income for the third quarter of 2006 increased by $13,133,000, or 57%, to $36,038,000 as compared to $22,905,000 in the third quarter of 2005. Operating margins in the third quarter of 2006 increased by approximately 120 basis points to 11.1% as compared to 9.8% in the third quarter of 2005. Our quarter-on-quarter internal growth contributed $7,459,000, or 32%, acquisitions provided $5,132,000, or 22%, and favorable foreign exchange movements contributed $828,000, or 4%, partially offset by increased restructuring costs of $286,000, or 1%. Our `overall margins were positively affected by a favorable mix within the North American wholesale market, manufacturing efficiencies in China, acquisitions and leveraged selling, general and administrative expenses in Europe, partially offset by increased administration costs in Corporate."

      Included in the above results, as part of its manufacturing restructuring plan, the Company recorded a charge, net of tax, of $834,000, or $0.02 per share, in the third quarter of 2006 compared to a charge, net of tax, of $655,000, or $0.02 per share, in the third quarter of 2005. For the third quarter of 2006, these costs were primarily for severance costs related to its European and Chinese restructuring plans. For the third quarter of 2005, the costs were primarily for accelerated depreciation for both the closure of a U.S. manufacturing plant and for severance costs related to the Company's European restructuring plan.

      As part of its manufacturing restructuring plan for the first nine months of 2006, the Company recorded a gain, net of tax, of $2,571,000, or $0.08 per share, compared to a charge, net of tax, of $1,392,000, or $0.04 per share, in the first nine months of 2005. In the first nine months of 2006, the Company benefited from an after-tax gain of approximately $4,100,000, or $0.12 per share, related to the sale of a building in Italy, which was recorded in the second quarter of 2006. This benefit was offset by after-tax costs of approximately $1,529,000, or $0.04 per share, primarily for severance costs related to the Company's European and Chinese restructuring plans. For the first nine months of 2005, the costs were primarily for accelerated depreciation for both the closure of a U.S. manufacturing plant and for severance costs related to the Company's European restructuring plan.

      The Company recorded a charge, net of tax, to discontinued operations in the third quarter of 2006 of $3,137,000, or ($0.09) per share on a diluted basis. This charge was primarily due to a recent federal appellate court decision which affirmed that an arbitration panel could decide which deductible agreements between Watts and Zurich American Insurance Company (Zurich) would control Zurich's reimbursement claim for defense costs paid in the James Jones case. As a result of this development, the Company recorded a pre-tax charge of $5,000,000 in the third quarter of 2006 to provide for a contingency for this reimbursement claim.

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2006 on Wednesday, November 1, 2006, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until November 1, 2007.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including recent price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, changes in variable interest rates on Company borrowings, identification and disclosure of material weaknesses in our internal control over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, affecting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Item 1A. Risk Factors" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                               Third Quarter Ended                 Nine Months Ended
                                            --------------------------        --------------------------
                                            October 1,       October 2,       October 1,       October 2,
                                               2006            2005             2006             2005
                                            ---------        ---------        ---------        ---------
STATEMENTS OF INCOME

Net sales                                   $ 325,137        $ 232,729        $ 900,262        $ 679,939
Income from continuing operations           $  21,324        $  13,439        $  58,954        $  39,824
Loss from discontinued operations              (3,137)             (71)          (3,358)            (185)
                                            ---------        ---------        ---------        ---------
Net income                                  $  18,187        $  13,368        $  55,596        $  39,639
                                            =========        =========        =========        =========

DILUTED EARNINGS PER SHARE

Weighted Average Number of
Common Shares & Equivalents                    33,051           33,062           33,027           33,006

Earnings per Share:
   Continuing operations                    $    0.65        $    0.41        $    1.79        $    1.21
   Discontinued operations                      (0.09)              --            (0.10)           (0.01)
                                            ---------        ---------        ---------        ---------
   Net income                               $    0.55        $    0.40        $    1.68        $    1.20
                                            =========        =========        =========        =========

Cash dividends per share                    $    0.09        $    0.08        $    0.27        $    0.24

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                                                       October 1,          December 31,
                                                                                          2006                 2005
                                                                                      -----------          -----------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                        $   116,621          $    45,758
     Trade accounts receivable, less allowance for doubtful accounts of
        $10,733 at October 1, 2006 and $9,296 at December 31, 2005 .............          237,707              177,364
     Inventories, net:
        Raw materials ..........................................................          102,152               84,087
        Work in process ........................................................           44,860               23,201
        Finished goods .........................................................          166,258              135,549
                                                                                      -----------          -----------
           Total Inventories ...................................................          313,270              242,837
     Prepaid expenses and other assets .........................................           20,610               25,361
     Deferred income taxes .....................................................           37,303               27,540
     Assets of discontinued operations .........................................           10,072                9,555
                                                                                      -----------          -----------
        Total Current Assets ...................................................          735,583              528,415
                                                                                      -----------          -----------
PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost ....................................          383,992              328,812
     Accumulated depreciation ..................................................         (179,960)            (163,813)
                                                                                      -----------          -----------
        Property, plant and equipment, net .....................................          204,032              164,999
                                                                                      -----------          -----------
OTHER ASSETS:
     Goodwill ..................................................................          349,595              296,636
     Other, net ................................................................          145,824              110,920
                                                                                      -----------          -----------
TOTAL ASSETS ...................................................................      $ 1,435,034          $ 1,100,970
                                                                                      ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable ..........................................................      $   110,619          $    91,053
     Accrued expenses and other liabilities ....................................          105,151               67,071
     Accrued compensation and benefits .........................................           38,391               28,496
     Current portion of long-term debt .........................................            7,616               13,635
     Liabilities of discontinued operations ....................................           27,940               23,068
                                                                                      -----------          -----------
        Total Current Liabilities ..............................................          289,717              223,323
                                                                                      -----------          -----------
LONG-TERM DEBT, NET OF CURRENT PORTION .........................................          457,981              293,350
DEFERRED INCOME TAXES ..........................................................           42,611               24,803
OTHER NONCURRENT LIABILITIES ...................................................           50,585               32,187
MINORITY INTEREST ..............................................................            7,559                7,831

STOCKHOLDERS' EQUITY:
     Preferred Stock, $.10 par value; 5,000,000 shares authorized;
        no shares issued or outstanding ........................................               --                   --
     Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
        1 vote per share; issued and outstanding: 25,440,882 shares at
        October 1, 2006 and 25,205,210 shares at December 31, 2005 .............            2,544                2,521
     Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
        10 votes per share; issued and outstanding: 7,293,880 shares at
        October 1, 2006 and 7,343,880 at December 31, 2005 .....................              729                  734
     Additional paid-in capital ................................................          146,829              142,694
     Retained earnings .........................................................          414,882              368,264
     Accumulated other comprehensive income ....................................           21,597                5,263
                                                                                      -----------          -----------
        Total Stockholders' Equity .............................................          586,581              519,476
                                                                                      -----------          -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .....................................      $ 1,435,034          $ 1,100,970
                                                                                      ===========          ===========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                         Third Quarter Ended               Nine Months Ended
                                                                      --------------------------      --------------------------
                                                                      October 1,      October 2,      October 1,      October 2,
                                                                         2006            2005            2006            2005
                                                                      ----------      ----------      ----------      ----------
Net sales ......................................................      $  325,137      $  232,729      $  900,262      $  679,939
Cost of goods sold .............................................         213,218         152,916         586,166         441,565
                                                                      ----------      ----------      ----------      ----------
     GROSS PROFIT ..............................................         111,919          79,813         314,096         238,374
Selling, general & administrative expenses .....................          75,549          56,904         218,399         169,496
Restructuring and other charges ................................             332               4          (5,109)            462
                                                                      ----------      ----------      ----------      ----------
     OPERATING INCOME ..........................................          36,038          22,905         100,806          68,416
                                                                      ----------      ----------      ----------      ----------
Other (income) expense:
     Interest income ...........................................          (1,150)           (243)         (2,459)           (881)
     Interest expense ..........................................           6,520           2,579          15,664           7,667
     Minority interest .........................................            (273)            106            (131)            243
     Other .....................................................            (560)           (369)         (1,946)           (546)
                                                                      ----------      ----------      ----------      ----------
                                                                           4,537           2,073          11,128           6,483
                                                                      ----------      ----------      ----------      ----------
      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ....          31,501          20,832          89,678          61,933
Provision for income taxes .....................................          10,177           7,393          30,724          22,109
                                                                      ----------      ----------      ----------      ----------
     INCOME  FROM CONTINUING OPERATIONS ........................          21,324          13,439          58,954          39,824
Loss from discontinued operations, net of taxes ................          (3,137)            (71)         (3,358)           (185)
                                                                      ----------      ----------      ----------      ----------
     NET INCOME ................................................      $   18,187      $   13,368      $   55,596      $   39,639
                                                                      ==========      ==========      ==========      ==========
BASIC EPS
Income per share:
     Continuing operations .....................................      $     0.65      $     0.41      $     1.81      $     1.23
     Discontinued operations ...................................      $    (0.10)             --           (0.10)          (0.01)
                                                                      ----------      ----------      ----------      ----------
     NET INCOME ................................................      $     0.56      $     0.41      $     1.70      $     1.22
                                                                      ==========      ==========      ==========      ==========
Weighted average number of shares ..............................          32,707          32,525          32,651          32,470
                                                                      ==========      ==========      ==========      ==========
DILUTED EPS
Income per share:
     Continuing operations .....................................      $     0.65      $     0.41      $     1.79      $     1.21
     Discontinued operations ...................................           (0.09)             --           (0.10)          (0.01)
                                                                      ----------      ----------      ----------      ----------
     NET INCOME ................................................      $     0.55      $     0.40      $     1.68      $     1.20
                                                                      ==========      ==========      ==========      ==========
Weighted average number of shares ..............................          33,051          33,062          33,027          33,006
                                                                      ==========      ==========      ==========      ==========
      Dividends per share ......................................      $     0.09      $     0.08      $     0.27      $     0.24
                                                                      ==========      ==========      ==========      ==========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

                                    Net Sales

                                 Third Quarter Ended        Nine Months Ended
                               -----------------------   -----------------------
                               October 1,   October 2,   October 1,   October 2,
                                  2006         2005         2006         2005
                               ----------   ----------   ----------   ----------
North America                  $  211,769   $  160,029   $  616,584   $  464,622
Europe                            101,437       65,554      257,553      195,624
China                              11,931        7,146       26,125       19,693
                               ----------   ----------   ----------   ----------
Total                          $  325,137   $  232,729   $  900,262   $  679,939
                               ==========   ==========   ==========   ==========

                                Operating Income

                             Third Quarter Ended          Nine Months Ended
                           ------------------------    ------------------------
                           October 1,    October 2,    October 1,    October 2,
                              2006          2005          2006          2005
                           ----------    ----------    ----------    ----------

North America              $   26,217    $   18,388    $   74,254    $   57,088
Europe                         12,889         7,854        38,067        23,299
China                           3,556         1,433         6,968         2,550
Corporate                      (6,624)       (4,770)      (18,483)      (14,521)
                           ----------    ----------    ----------    ----------
Total                      $   36,038    $   22,905    $  100,806    $   68,416
                           ==========    ==========    ==========    ==========